                                                                 Exhibit 99.1

                             BIOCIRCUITS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                         PROFORMA CONDENSED BALANCE SHEET
               (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)
                                   (UNAUDITED)

                                                                                  JUNE 30, 1997  ADJUSTMENT     PROFORMA

ASSETS
Current assets:
     Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . .        $     87         $4,800       $  4,887
     Accounts receivable, net of allowance for doubtful accounts
         of $27, ($43 on December 31, 1996). . . . . . . . . . . . . . . .             228            ---            228
     Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,175            ---          1,175
     Prepaid inventory . . . . . . . . . . . . . . . . . . . . . . . . . .             682            ---            682
     Prepaid expenses and other current assets . . . . . . . . . . . . . .             114            ---            114
     Restricted cash . . . . . . . . . . . . . . . . . . . . . . . . . . .             113            ---            113
                                                                                  --------         ------       --------
Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,399          4,800          7,199

Property and equipment, net of accumulated depreciation and
     amortization of $1,763 ($1,671 in 1996) . . . . . . . . . . . . . . .           1,349            ---          1,349

Restricted cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             255            ---            255
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              52            ---             52
                                                                                  --------         ------       --------
                                                                                  $  4,055         $4,800       $  8,855
                                                                                  --------         ------       --------
                                                                                  --------         ------       --------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . .        $    852            ---       $    852
     Accrued liabilities . . . . . . . . . . . . . . . . . . . . . . . . .             146            ---            146
     Accrued compensation and related expenses . . . . . . . . . . . . . .             157            ---            157
     Current portion of capital lease obligations. . . . . . . . . . . . .             103            ---            103
                                                                                  --------         ------       --------
Total current liabilities. . . . . . . . . . . . . . . . . . . . . . . . .           1,258            ---          1,258

Long-term portion of capital lease obligations . . . . . . . . . . . . . ..            ---            ---            ---

Stockholders' equity:
     Preferred stock, $0.001 par value, 40,000,000 shares authorized, issuable in series:  Series A convertible, 30,000,000
       shares designated, 11,643,237 shares issued and
       aggregate liquidation preference of $.55 per share. . . . . . . . .           9,497            ---          9,497
     Common stock, $0.001 par value, 70,000,000 shares authorized,
       10,482,038 shares issued and outstanding at June 30, 1997,
       17,335,605 proforma shares issued and outstanding . . . . . . . . .          50,762          4,800         55,562
     Deficit accumulated during the development stage. . . . . . . . . . .         (57,409)           ---        (57,409)
     Notes receivable secured by common stock. . . . . . . . . . . . . . .             (15)           ---            (15)
     Deferred compensation and other . . . . . . . . . . . . . . . . . . .             (38)           ---            (38)
                                                                                  --------         ------       --------
Total stockholders' equity . . . . . . . . . . . . . . . . . . . . . . . .           2,797          4,800          7,597
                                                                                  --------         ------       --------
                                                                                  $  4,055         $4,800       $  8,855
                                                                                  --------         ------       --------
                                                                                  --------         ------       --------

                             See accompanying note

                                                                 Exhibit 99.1

                             BIOCIRCUITS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                   PROFORMA CONDENSED STATEMENT OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                        THREE MONTHS ENDED           SIX MONTHS ENDED          PERIOD FROM
                                                              JUNE 30,                  JUNE 30,              MARCH 7, 1989
                                                      ----------------------       ---------------------    (INCEPTION) THROUGH
                                                       1997           1996           1997           1996      JUNE 30, 1997
                                                      -------        -------        -------        -------    -------------
REVENUES:
     Product Sales . . . . . . . . . . . . . . .      $   205        $   111        $   438        $   156      $    859

OPERATING COSTS AND EXPENSES:
     Cost of sales . . . . . . . . . . . . . . .          583            742          1,617          1,049         3,927
     Research and development .. . . . . . . . .        1,027          1,662          2,507          4,015        36,864
     Sales, general and administrative . . . . .          921          1,430          2,237          2,680        18,515
                                                      -------        -------        -------        -------      --------
                                                        2,531          3,834          6,361          7,744        59,306

Loss from operations . . . . . . . . . . . . . .       (2,326)        (3,723)        (5,923)        (7,588)      (58,447)

Interest and dividend income . . . . . . . . . .           24            104             88           196          2,436
Interest and other expense . . . . . . . . . . .          (10)           (82)           (26)          (171)       (1,398)
                                                      -------        -------        -------        -------      --------
Net loss . . . . . . . . . . . . . . . . . . . .      $(2,312)       $(3,701)       $(5,861)       $(7,563)     $(57,409)
                                                      -------        -------        -------        -------      --------
                                                      -------        -------        -------        -------      --------

Net loss per share . . . . . . . . . . . . . . .     $  (0.23)     $   (0.80)      $  (0.63)      $  (1.77)
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------

Shares used in computing net loss per share. . .       10,048          4,626          9,320          4,264
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------

Proforma net loss per share. . . . . . . . . . .     $  (0.14)      $  (0.80)      $  (0.46)      $  (1.77)
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------
Shares used in computing proforma
     net loss per share. . . . . . . . . . . . .       16,902          4,626         12,747          4,264
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------



                             See accompanying note

                                                                 Exhibit 99.1

                             BIOCIRCUITS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                     NOTES TO PROFORMA FINANCIAL STATEMENTS
                            PROFORMA JUNE 30, 1997
                                  (UNAUDITED)



1.   PRIVATE PLACEMENT AND PROFORMA IMPACT

     On July 3, 1997, the Company closed the July Financing in which the Company sold 6,853,567 units at $0.75 per unit, each unit consisting of one share of common stock and one warrant to purchase one share of common stock at $0.75 per share. The July Financing resulted in net proceeds to the Company of approximately $4.8 million. The warrants expire on January 3, 1999 and are subject to certain adjustments. At the Company's option, the Company may shorten the exercise period of the July Financing warrants in which case they may become redeemable by the Company at $0.01 per share if the closing price for the Company's common stock is greater than or equal to $2.00 per share for ten days.

     The proceeds from the July Financing are reflected on the proforma Balance Sheet and the private placement has no effect on the proforma Statement of Operations. The proforma net loss per share calculations are based upon 6,853,567 additional shares of Common Stock from the private placement as though they were outstanding as of April 1, 1997.